AGREEMENT AND AMENDMENT dated as of April 13, 2000
       (this "Agreement"), between VISKASE CORPORATION, a Pennsylvania corporation (the "Lessee"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Lessor"), relating to the Lease
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       Agreement dated as of December 18, 1990 (as amended and
       supplemented to the date hereof, the "Lease"), between the Lessee and the Lessor, as successor trustee to Fleet National Bank, formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank (capitalized terms used herein and not defined have the meanings assigned to such terms in the Lease).

          Whereas, the Lessee was obligated under the terms of the Lease to pay to the Lessor the 2000 Basic Rent Payment (as defined below) on the Basic Rent Payment Date occurring on February 28,
2000, but failed to make such payment on such date;

          Whereas, the Lessee has requested that the Lessor allow the Lessee to make payment of the 2000 Basic Rent Payment at a later time; and

          Whereas, the Lessor has agreed, subject to the terms and conditions set forth herein, to permit the payment of the 2000 Basic Rent Payment to be made on or prior to the Extension Date (as defined below), pursuant to the terms and subject to the conditions set forth herein.

          Now therefore, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Letter of Credit.  The Lessee agrees to
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cause, on or prior to the Extension Date (as defined below), the face amount available to be drawn under the Rent Letter of Credit to be increased from $17,226,610.35 to $23,499,190.49. Such increase shall be effected by the Lessor either delivering an amendment to the outstanding Rent Letter of Credit issued by The Chase Manhattan Bank in favor of the Lessor dated June 14, 1999 (the "Current Rent LC"), or a new Rent Letter of Credit, in either
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case in substantially the form of the Current Rent LC, with any substantive changes in such form approved by the Lessor. From and after the Extension Date, the amount available to be drawn upon under the Rent Letter of Credit and each successor or replacement Rent Letter of Credit shall be in an amount not less than $23,499,190.49 (this requirement shall remain throughout the Lease Term notwithstanding anything to the contrary set forth in the Lease, including, without limitation, Section 21.01 (e) and (f) and
Section 21.02 thereof).

          SECTION 2.  Security Interest.  The Lessee has entered
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into (i) a Financing Agreement dated as of June 14, 1999, among The
CIT Group/Business Credit, Inc., the lenders party thereto and the Lessee and Viskase Sales Corporation (collectively, the Lessee and Viskase Sales Corporation, "Viskase"), (ii) a Financing Agreement
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dated as of June 14, 1999, among D.P. Kelly & Associates, L.P., and
Viskase and (iii) a Financing Agreement dated as of June 14, 1999, among the lenders party thereto and Viskase (each of the foregoing Financing Agreements collectively, the "Financing Agreements").
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Subject to obtaining any consent of the lenders required in connection with the Financing Agreements, within 45 days from the date hereof the Lessee shall provide the Lessor with a perfected security interest in the Collateral (as defined in each of the Financing Agreements), pursuant to documentation with lien-related provisions in substantially the form executed in connection with the Financing Agreements, as security for the obligations of the Lessee to the Lessor hereunder and to the Lessor and Owner Participant under the Basic Documents, such security interest to be
(i) subordinated to the existing security interest of each of the lenders in the Financing Agreements and (ii) limited, if required under the Indenture dated December 31, 1993, between Envirodyne Industries, Inc. and Bankers Trust Company, to the amount of the Capital Lease Obligation (as defined therein) in respect of the Lease. The Lessor's security interest in the Collateral shall remain in effect until such time as all of the Lessee's obligations secured by such interest (other than contingent indemnity obligations) have been satisfied. Notwithstanding anything contained herein to the contrary, the documentation executed in connection with the grant of such security interests shall not restrict the ability of any grantor to dispose of assets and shall provide that Lessor shall release its liens on such assets so disposed of if no Event of Default is then continuing.

          SECTION 3.  Additional Financial Covenants.
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Section XVII(h) of the Lease is hereby amended by adding the following provision prior to the period at the end of such Section:

       "or the incurrence by Lessee, Guarantor and any Subsidiary of Debt incurred after April 7, 2000 (either occurring in a single borrowing or occurrence or successive borrowings or occurrences), in an aggregate amount in excess of $20,000,000 exclusive of any Debt incurred under existing unutilized commitments as of April 7, 2000 (aggregating $22,000,000) and refinancings of Debt which existed as of April 7, 2000 (aggregating $110,000,000), without the prior approval of Lessor"

          SECTION 4.  2000 Payment.  The Lessee has informed the
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Lessor that it is currently actively seeking to sell its speciality plastics film business consisting of shrinkable plastic films (the "Films Operation"). The Lessee hereby agrees to provide notice to
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the Lessor in the event that the Lessee suspends or abandons its efforts to sell the Films Operation. For as long as no Event of Default shall be continuing (or Default with respect to subsection
(g) of Article XVII of the Lease), the Lessor and the Lessee agree that the $23,499,190.49 payment of Basic Rent due on February 28, 2000 (the "2000 Basic Rent Payment"), may be paid on or prior to
           -----------------------
the earliest to occur of (i) the sale of Films Operation,
(ii) notice by the Lessee to the Lessor that it has suspended or abandoned its efforts to sell the Films Operation and (iii) June
30, 2000 (such earliest date, the "Extension Date"). In the event that a Default shall be continuing after the date hereof (or
Default with respect to subsection (g) of Article XVII of the Lease) and prior to the Extension Date, payment in respect of the 2000 Basic Rent Payment shall be due one day after a written demand for such payment has been made to the Lessee by the Lessor. Upon the Extension Date (or such earlier date as the 2000 Basic Rent Payment is required to be paid pursuant to this Section 4), the Lessee shall pay to the Lessor the 2000 Basic Rent Payment. If the 2000 Basic Rent Payment is not made on or prior to June 30, 2000, the Lessor shall earn, and the Lessee shall pay to the Lessor, a restructuring fee in the amount of $1,000,000 on July 1, 2000.

          SECTION 5.  2001 Payment.  The Lessor and the Lessee
                      -------------
agree that with respect to the Basic Rent payment due under the current terms of the Lease on February 28, 2001, the amount of Basic Rent otherwise due on that date shall be due and payable on the Extension Date. For the avoidance of doubt, any failure by the Lessee to make the required payment on the Extension Date shall result, among other things, in the relevant provisions of the Lease regarding late payments and payment defaults becoming effective with respect to such failure.

          SECTION 6.  2002 Payment.  The Lessor and the Lessee
                      -------------
agree that with respect to the Basic Rent payment otherwise due under the current terms of the Lease on February 28, 2002, the amount of Basic Rent due on that date which is in respect of the period from February 28, 2002, to August 31, 2002, namely $11,749,595.25 (the "Initial 2002 Payment"), shall be due on
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November 1, 2001, and the balance of the Basic Rent payment owed in respect of the February 28, 2002, Basic Rent Payment Date covering the period from September 1, 2002, to February 27, 2003, namely $11,749,595.25 (the "Remaining 2002 Payment"), shall be due and
                     ----------------------
payable on February 28, 2002. For the avoidance of doubt, any failure by the Lessee to make the required payment on November 1, 2001, or February 28, 2002, as the case may be, shall result, among other things, in the relevant provisions of the Lease regarding late payments and payment defaults becoming effective with respect to such failure.

          SECTION 7.  Representations and Warranties.  The Lessee
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represents and warrants to the Lessor that after giving effect to this Agreement, no Event of Default or Default has occurred and is continuing.

          SECTION 8.  Waiver.  The Lessor hereby waives any Event
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of Default (i) arising from the Lessee's failure to make the 2000
Basic Rent payment on the date required under the Lease, for, so long as such payment is made on the date required to be made hereunder, (ii) arising by virtue of the Lessee's failure to meet the Fixed Charge Coverage Ratio required under Section 5.09 of the Participation Agreement for the fiscal quarters ending on December 31, 1999, and March 31, 2000, and (iii) arising prior to the Extension Date, from Lessee's failure to deliver audited financial statements and related auditors' letter for the fiscal year ending December 31, 1999.

          SECTION 9.  Effectiveness and Termination.  This
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Agreement shall become effective as of the date first above written when the parties hereto shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Lessee and the Lessor; provided, however, if any lender consent
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required pursuant to Section 2 has not been obtained by Viskase on or prior to April 21, 2000, Lessor has the option, at its sole discretion, to terminate this Agreement, upon which termination all the provisions hereof shall become null and void.

          SECTION 10.  Lease.  Except with respect to the relevant
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provisions hereof, the Lease shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. This Agreement shall be a Basic Document as defined in the Lease. Accordingly, the parties hereto acknowledge that any breach of the Lessee's representations, warranties or covenants hereunder may result in an Event of Default, together with any consequences relating thereto, as set forth in the Basic Documents.

          SECTION 11.  Effect of Extension Date.  Except as
                       -------------------------
expressly set forth herein, the provisions of this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lessor under the Lease or the Lessor or Owner Participant under any other Basic Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Lease or any other Basic Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Except with respect to the specific provisions hereof, nothing herein shall be deemed to entitle the Lessee or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Lease or any other Basic Document in similar or different circumstances.

          SECTION 12.  Expenses.  The Lessee agrees to reimburse
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the Owner Participant and the Lessor for its out-of-pocket expenses in connection with this Agreement and any actions taken in connection herewith, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Owner Participant.

          SECTION 13.  Covenants; Further Assurances.  The Lessee
                       ------------------------------
hereby covenants and agrees with the Lessor that, from and after the date of this Agreement until satisfaction of all of the obligations of the Lessee hereunder, at any time and from time to time, upon the written request of the Lessor, and at the sole expense of the Lessee, Lessee will promptly and fully execute and deliver such further instruments and documents and take such further actions as the Lessor may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights herein granted.

          SECTION 14.  Applicable Law.  THIS AGREEMENT SHALL BE
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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

          SECTION 15.  Counterparts.  This Agreement may be
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executed in two or more counterparts, each of which shall
constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 16.  Integration.  This Agreement represents the
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entire agreement of the parties with respect to the subject matter hereof and there are no other promises or representations, written or oral, by the parties relative to the subject matter hereof not reflected or referred to herein.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.


                        STATE STREET BANK AND TRUST COMPANY,
                        as Owner Trustee,

                        by
                           ---------------------------
                           Name:
                           Title:


                        VISKASE CORPORATION,

                        by
                          ----------------------------
                          Name:
                          Title: